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                                                                      EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                  Re:  Joint Registration Statement of
                                      Peter Kiewit Sons', Inc. and
                                      MPS Communications Company, Inc.
                                      on Form S-4

    We are aware that our reports dated June 9, 1995 on our review of the pro-forma consolidated condensed balance sheet and statement of operations of Peter Kiewit Sons', Inc., and the pro-forma condensed balance sheets and statements of operations of Kiewit Construction and Mining Group, a business group of Peter Kiewit Sons, Inc., and Kiewit Diversified Group, a business group of Peter Kiewit Sons', Inc. as of March 31, 1995 and for the three months then ended are included in the above-referenced joint registration statement on Form S-4 Amendment No. 2. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
August 4, 1995